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                                                                   EXHIBIT 10.26

                                 AMENDMENT NO. 1
           TO INTERNET APPLICATIONS DIVISION (IAD) RESELLER AGREEMENT
                            AND OUTSOURCING ADDENDUM

This Amendment No, 1 ("Amendment"), effective February 5, 2001, ("Effective Date") is made by and between Sybase, Inc. ("Sybase") and Rainmaker Systems, Inc, ("Rainmaker'"). This Amendment supplements and amends the terms of the Internet Applications Division (IAD) Reseller Agreement (the "Reseller Agreement") and the Outsourcing Addendum (for IAD Subscription Services) to the IAD Reseller Agreement (the "Outsourcing Addendum") each between the parties hereto and each dated March 22, 1999. As used herein, the term "Agreement" shall collectively refer to the Reseller Agreement, the Outsourcing Addendum and all Addenda, Schedule(s) and Attachment(s) thereto. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Agreement.

For good and valid consideration, the receipt and sufficiency are hereby acknowledged, the parties hereby agree to amend the Agreement as follows:

1.     A new Section 17 is added to the Reseller Agreement to read as follows:

       "17. IAD Programs Marketing Funds. In addition to marketing funds related
            ----------------------------
       to Subscription Services (described in Section 7a) of the Agreement), Sybase shall reserve funds in the amount of ___________ of all amounts that Rainmaker has paid Sybase, as of January 1, 2000, solely for new licenses of the IAD Programs (defined below) ordered by Rainmaker. In the event the IAD Programs are not new licenses and are upgrades thereto (i.e. additional seats/servers etc.), Sybase shall reserve ______________ of such amounts. Such funds are available only for the exclusive purpose of Rainmaker's marketing and promoting of the IAD Programs. No more than on a calendar quarter basis, Rainmaker shall report to Sybase its commitments and expenditures associated with such funds, and any such commitments or expenditures acceptable to Sybase shall be paid for by Sybase to Rainmaker not to exceed the total amount of the aforementioned funds. Any Rainmaker commitments or expenditures not pre-approved by Sybase in writing shall not be paid for by Sybase. The foregoing shall not include any updates under Subscription Service and is in addition to the Marketing Fund for Subscription Service described in Section 7 of the Outsourcing Addendum to the Agreement."

2.     Schedule A of the Reseller Agreement is amended to add the following:

       Programs (as defined in the Reseller Agreement) shall solely include:
       PowerDesigner, PowerBuilder, PowerJ and Sybase Enterprise Application Studio ("IAD Programs") running on all platforms generally available on the then current Sybase Price List.

3. Schedule A of the Reseller Agreement is amended to change the discount for IAD Programs from "Discounts for IAD development tool and design tool software are specified in Sybase's then current IAD Reseller Price List" to _____________________ discount off the then current North America PartnerPrice List".

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as _______. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

4. Schedule A of the Reseller Agreement is amended to change the discount percentage for sale of End-User Update Subscriptions from ______________ ______ to ______________________ off the North America Partner Price List for update subscriptions Sybase makes generally available to its customers for the Programs.

5. The Outsourcing Addendum, is amended to add a new Section 5(f) therein to read as follows:

       "(f) Rainmaker Resources. During the term of this Agreement and solely at
            -------------------
       Rainmaker's expense, Rainmaker shall maintain a team of personnel dedicated to selling Subscription Service comprising senior level sales representatives, territory-level sales representatives and one (1) sales consultant (i.e. technical resource) to support Rainmaker's sales efforts related to the IAD Programs.

6. The Outsourcing Addendum is amended by deleting the current Section 5(e) and replacing it with the following: "(e) Rainmaker's Marketing Efforts. Rainmaker shall use reasonable commercial efforts to market the IAD Programs and Subscription Service within the Territory defined in the Reseller Agreement.

7. The Outsourcing Addendum is amended to add a new Section 7(b) therein to read as follows:

       "(b) Additional Marketing Start-up Funds. In addition to the Marketing
            -----------------------------------
       Start-up Funds as defined in Section 4b) and specified in Exhibit B in the Outsourcing Addendum, from the Effective Date of this Addendum through March 31, 2000, Sybase shall pay up to a maximum of ________ for the launch of start-up marketing efforts during such time, Rainmaker will submit a detailed written marketing plan to Sybase for the provision of such marketing services. Additionally, Rainmaker shall submit a detailed report no later than fifteen days after the close of a calendar quarter, of its expenditures and commitments associated with such marketing efforts to Sybase. All such commitments and expenses (not to exceed ________) which are approved in advance by Sybase, In writing, during such period shall be paid by Sybase. Sybase shall not be obligated to pay for any Rainmaker expenses or commitments not approved by Sybase in writing. In addition, Rainmaker agrees to contribute and expend in additional ________ (solely at Rainmaker's expense) for marketing efforts detailed in such marketing plan during such time period. Rainmaker shall provide Sybase with a written report, no later than fifteen days after the close of a calendar quarter detailing all such Rainmaker contributed expenses for such marketing efforts."

8. Section 8(a) of the Outsourcing Addendum is deleted in its entirety and replaced with the following for transactions on and after the Effective Date of this Amendment:

       "Subscription Service pricing covered by this Addendum shall be provided to Rainmaker at ____________________ off Sybase's then current North American Partner Price List for the applicable Subscription Service. In no event shall Sybase dictate to Rainmaker the price at which Rainmaker may sell the Subscription Service to the IAD Customer.

     Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

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       Sybase will provide rainmaker with thirty (30) days written notice regarding changes to such Price List."

9. Rainmaker understands and agrees that Sybase will not pay Rainmaker for any Subscription Services sold by Sybase or an- authorized reseller or distributor of Sybase to an IAD Customer.

10.    Section 4(b) of the Outsourcing Addendum is amended to add the following:
       "Sybase may provide an updated IAD Named Account Customer List ("Named List") to Rainmaker from time to time at Sybase's discretion; such list may be subject to change. For the purposes of the Outsourcing Addendum, Sybase IAD Customers (in addition to the definition in the Outsourcing Addendum) shall only include (also set forth in the attached Exhibit C attached hereto): (i) the Non-Named accounts (Sybase accounts not included in the Named List; (ii) Named accounts for whom Subscription Service has been expired for more than 90 days, and that are not on the excluded list; and (iii) those Named accounts that Sybase's Director of Channel Sales has authorized Rainmaker to contact In writing from time to time.

11. Section 5(a) of the Outsourcing Addendum is amended to change the Quarterly Revenue Targets therein as follows:

       January 2000--March 2000            __________
       April 2000--June 2000               __________
       July 2000--September 2000           __________
       October 2000--December 2000         __________
       January 2001--March 2001            __________
       April 2001--June 2001               __________
       July 2001--Sept 2001                __________
       Oct 2001--Dec 2001                  __________
       Jan 2002--March 2002                __________

12. With respect to the Reseller Agreement, End Users (as such is defined in the Reseller Agreement) may not include customers identified by Sybase as Named. Notwithstanding the foregoing, Rainmaker may contact solely those Named List Accounts that Sybase's Director of Channel Sales has authorized Rainmaker to contact in writing.

13.    With respect to the Marketing Fund for Subscription Service described in
       Section 7(a) of the Outsourcing Addendum to the Agreement, and the Marketing Fund described in 7(b) as added by Section 1 of this Amendment, within five (5) business days following the end of each calendar month, Rainmaker shall provide Sybase with reports covering the immediately preceding month detailing: (i) the beginning balance for the Marketing Fund; (ii) activities and amounts to be expensed against the Marketing Fund; (iii) additional monies accrued towards the Marketing Fund during the month; and (iv) ending balance for the Marketing Fund. Additionally, within five (5) business days following the end of each calendar quarter, Rainmaker shall provide Sybase with a report covering the immediately preceding quarter that details the return of investment pertaining to activities that are expensed to each of the Marketing Funds. Such quarterly

     Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

       report shall, at a minimum, include activities expensed to the Marketing Fund, the amount expensed and revenues attributable to such specific activity.

14. Section 9(b)(i) of the Outsourcing Addendum is deleted and replaced by the following: "9(b)(i) Rainmaker does not meet _________________________ of its Quarterly Revenue Target specified in Section 5(a) of the Outsourcing Addendum;"

15.    Term. The second sentence in Section 8 of the Agreement, and all of
       Section 9a) in the Outsourcing Addendum, are replaced with the following new sentence:

                        After the initial term of this Agreement ends, this Agreement and all Amendments will automatically renew on an annual basis unless terminated by either party with written notice to the other party at least thirty (30) days prior to the renewal date.

Except as amended above, the Agreement shall remain unchanged and in full force and effect. In the event of a conflict between this Amendment and the Agreement, the terms and conditions of this Amendment shall prevail.

SYBASE, INC.:                              RAINMAKER SYSTEMS, INC.:

By: /s/ Karen K. Williams                  By: /s/ Steven Trotter

Name: Karen K. Williams                    Name: Steven Trotter

Title: Senior Corporate Counsel            Title: VP Sales & Marketing

Date: ____________________________         Date: February 5, 2001

     Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.

                                   EXHIBIT C
                   IAD CUSTOMERS TO WHOM USPS MAY BE MARKETED

------------------------------------------------------------------------------------------------------------------
Business Rules                                    USP         USP          Upgrades      New          10 pack
                                                  New         renewal                    license      of
                                                                                                      support
------------------------------------------------------------------------------------------------------------------
Non-Named Accounts                                ___         ___          ___           ___          ___
------------------------------------------------------------------------------------------------------------------
Named Accounts

------------------------------------------------------------------------------------------------------------------
 .     90 days after lapse of USP (except for      ___         ___          ___           ___          ___
      companies on excluded list)
------------------------------------------------------------------------------------------------------------------
 .     USP attachment after sale of new            ___         ___          ___           ___          ___
      license and approved by
      Sybase (within 30 days of sale)
------------------------------------------------------------------------------------------------------------------

Notes:

     1/st/ year USP sales need to be reported back to: Sybase Support Renewal Department, 561 Virginia Road, Concord MA 01742.

                                   EXHIBIT C

     Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to omitted portions.